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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Radyne ComStream Inc. (formerly Radyne Corp.) on Form S-8 of our report dated February 4, 1998, appearing in the Annual Report on Form 10-K of Radyne ComStream Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona

July 17, 2000